UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 3, 2016

ECO BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11568 Sorrento Valley Road #13,

San Diego, CA, 92121

(Address of principal executive offices)

Phone: (858) 780-4747

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

REVERSE STOCK SPLIT

Effective November 4, 2016, Eco Building Products, Inc., a Colorado corporation (the “Company”) with the approval from the Financial Industry Regulatory Authority (“FINRA”) has authorized a reverse stock split of One for One Hundred (1:100) of our total issued and outstanding shares of common stock (the “Stock Split”). The Stock Split decreased our total issued and outstanding shares of common stock from 4,294,408,205 to 42,944,116 shares of common stock. The common stock will continue to be $0.001 par value. The Stock Split shares are payable upon surrender of certificates to the Company’s transfer agent. Fractional shares will be rounded upward.

The Reverse Split becomes effective with the Over-the-Counter Bulletin Board at the opening of trading on November 4, 2016, under the symbol “ECOBd”. The “d” will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol “ECOB.” Our new CUSIP number is 268277 308.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: November 3, 2016	By:	/s/ Tom Comery
Tom Comery
President & CEO

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